EXHIBIT 2.3
                             INDEMNITY AGREEMENT


  THIS INDEMNITY AGREEMENT (this "Agreement"), made as of the 22th day of July, 1997, is by PRESIDENT BROADWATER HOTEL, L.L.C., a Mississippi limited liability company ("Borrower"), whose address is 2110 Beach Boulevard, Biloxi, Mississippi 39531, PRESIDENT CASINOS, INC., a Delaware corporation ("President Casinos"), whose address is 802 North First Street, St. Louis, Missouri 63102, THE PRESIDENT RIVERBOAT CASINO-MISSISSIPPI, INC., a Mississippi corporation ("President Mississippi"), whose address is 2110 Beach Boulevard, Biloxi, Mississippi 39531, jointly and severally (Borrower, President Casinos and President Mississippi being hereinafter referred to collectively as "Indemnitors" and individually as "Indemnitor"), in favor of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lender"), whose address is 3 World Financial Center, 12th Floor, 200 Vesey Street, New York, New York 10285-1200.


                             W I T N E S S E T H:


  WHEREAS, Lender has extended to Borrower a loan in the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (the "Loan"); and

  WHEREAS, the Loan is evidenced by a Promissory Note dated of even date pherewith (the "Note"), executed by Borrower and payable to the order of Lender in the stated principal amount of Thirty Million and No/100 Dollars ($30,000,000.00), and the Loan is secured by, among other things, a Deed of Trust, Security Agreement and Fixture Filing dated of even date herewith (the "Security Instrument"), from Borrower to Lender encumbering that certain real property situated in the County of Harrison, State of Mississippi, as is more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference, together with the buildings, structures and other improvements now or hereafter located thereon (said real property, buildings, structures and other improvements being hereinafter collectively referred to as the "Property") and by other documents and instruments (the Note, the Security Instrument and such other documents and instruments, as the same may from time to time be amended, consolidated, renewed or replaced, being collectively referred to herein as the "Loan Documents"); and

  WHEREAS, as a condition to making the Loan, Lender has required that Indemnitors indemnify Lender with respect to hazardous wastes on, in, under or affecting the Property as herein set forth.

  NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors, jointly and severally hereby covenant and agree for the benefit of Lender, as follows:

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  1.  INDEMNITY.  INDEMNITORS, JOINTLY AND SEVERALLY HEREBY ASSUME LIABILITY
FOR, AND HEREBY AGREE TO PAY, PROTECT, DEFEND (AT TRIAL AND APPELLATE LEVELS AND WITH ATTORNEYS, CONSULTANTS AND EXPERTS ACCEPTABLE TO LENDER), AND SAVE LENDER HARMLESS FROM AND AGAINST, AND HEREBY INDEMNIFY LENDER FROM AND AGAINST ANY AND ALL LIENS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, SETTLEMENT PAYMENTS, FINES, PENALTIES, ASSESSMENTS, CITATIONS, DIRECTIVES, CLAIMS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS, COSTS, RESPONSE COSTS, DISBURSEMENTS AND EXPENSES OF ANY KIND OR OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS', CONSULTANTS' AND EXPERTS' FEES AND DISBURSEMENTS ACTUALLY INCURRED IN INVESTIGATING, DEFENDING, SETTLING OR PROSECUTING ANY CLAIM, LITIGATION OR PROCEEDING) (COLLECTIVELY "COSTS") WHICH MAY AT ANY TIME BE IMPOSED UPON, INCURRED BY OR ASSERTED OR AWARDED AGAINST LENDER OR THE PROPERTY (INCLUDING ANY CLAIMS DUE TO THE NEGLIGENT ACTS OR OMISSIONS OF LENDER), AND ARISING DIRECTLY OR INDIRECTLY FROM OR OUT OF: (i) THE VIOLATION OF ANY LOCAL, STATE OR FEDERAL LAW, RULE OR REGULATION, ORDINANCE, ORDER OR DECREE NOW OR HEREAFTER IN EFFECT PERTAINING TO ENVIRONMENTAL REGULATION, CONTAMINATION OR CLEAN-UP (COLLECTIVELY, "ENVIRONMENTAL LAWS"), INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (42 U.S.C. 9601 SECTION ET SEQ. AND 40 CFR SECTION 302.1 ET SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901 ET SEQ.), THE FEDERAL WATER POLLUTION CONTROL ACT (33 U.S.C. SECTION 1251 ET SEQ. AND 40 CFR SECTION 116.1 ET SEQ.), AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801 ET SEQ.), AND THE REGULATIONS PROMULGATED PURSUANT TO SAID LAWS, ALL AS AMENDED, RELATING TO OR AFFECTING THE PROPERTY, WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF INDEMNITORS; (II) THE PRESENCE, RELEASE OR THREAT OF RELEASE OF ANY HAZARDOUS, TOXIC OR HARMFUL SUBSTANCES, WASTES, MATERIALS, POLLUTANTS OR CONTAMINANTS (INCLUDING, WITHOUT LIMITATION, ASBESTOS, POLYCHLORINATED BIPHENYLS, PETROLEUM PRODUCTS, FLAMMABLE EXPLOSIVES, RADIOACTIVE MATERIALS, INFECTIOUS SUBSTANCES OR RAW MATERIALS WHICH INCLUDE HAZARDOUS CONSTITUENTS) OR ANY OTHER SUBSTANCES OR MATERIALS WHICH ARE INCLUDED UNDER OR REGULATED BY ENVIRONMENTAL LAWS (COLLECTIVELY, "HAZARDOUS SUBSTANCES"), ON, IN, UNDER OR AFFECTING ALL OR ANY PORTION OF THE PROPERTY OR ANY SURROUNDING AREAS, REGARDLESS OF WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF INDEMNITORS; (iii) THE FAILURE BY INDEMNITORS TO COMPLY FULLY WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT; (iv) THE BREACH OF ANY REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT; OR (v) THE

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ENFORCEMENT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE COST OF
ASSESSMENT, CONTAINMENT AND/OR REMOVAL OF ANY AND ALL HAZARDOUS SUBSTANCES FROM ALL OR ANY PORTION OF THE PROPERTY OR ANY SURROUNDING AREAS, THE COST OF ANY ACTIONS TAKEN IN RESPONSE TO THE PRESENCE, RELEASE OR THREAT OF RELEASE OF ANY HAZARDOUS SUBSTANCES ON, IN, UNDER OR AFFECTING ANY PORTION OF THE PROPERTY OR ANY SURROUNDING AREAS TO PREVENT OR MINIMIZE SUCH RELEASE OR THREAT OF RELEASE SO THAT IT DOES NOT MIGRATE OR OTHERWISE CAUSE OR THREATEN DANGER TO PRESENT OR FUTURE PUBLIC HEALTH, SAFETY, WELFARE OR THE ENVIRONMENT, AND COSTS INCURRED TO COMPLY WITH THE ENVIRONMENTAL LAWS IN CONNECTION WITH ALL OR ANY PORTION OF THE PROPERTY OR ANY SURROUNDING AREAS. "COSTS" AS USED IN THIS AGREEMENT SHALL ALSO INCLUDE ANY DIMINUTION IN THE VALUE OF THE SECURITY AFFORDED BY THE PROPERTY OR ANY FUTURE REDUCTION OF THE SALES PRICE OF THE PROPERTY BY REASON OF ANY MATTER SET FORTH IN THIS SECTION 1. THE FOREGOING INDEMNITY SHALL SPECIFICALLY NOT INCLUDE ANY SUCH COSTS RELATING TO HAZARDOUS SUBSTANCES WHICH ARE INITIALLY PLACED ON, IN OR UNDER THE PROPERTY AFTER FORECLOSURE OR OTHER TAKING OF TITLE TO THE PROPERTY BY LENDER. THE BURDEN OF PROOF AS TO THE TIME ANY HAZARDOUS SUBSTANCE WAS INITIALLY PLACED ON, IN OR UNDER THE PROPERTY SHALL BE UPON INDEMNITORS.

  2. Representations Regarding Hazardous Substances. Indemnitors hereby represent and warrant to and covenant and agree with Lender as follows, subject to any contrary information contained in any written environmental report provided by Borrower to Lender prior to the date hereof:

      (a) To the best of Indemnitors' knowledge, information and belief, the Property is not in direct or indirect violation of any Environmental Law;

      (b) To the best of Indemnitors' knowledge, information and belief, no Hazardous Substances are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) or transported to or from the Property except for those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws;

      (c) The Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances;

      (d) There are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property;

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      (e)  Indemnitors have received no notice of, and to the best of
Indemnitors' knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property nor do Indemnitors know of any basis for such a claim; and

      (f) Indemnitors have received no notice that, and to the best of Indemnitors' knowledge and belief, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor do Indemnitors know of any basis for such a claim.

  3.  Covenants of Indemnitors.

      (a) Indemnitors shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower or President Mississippi in the ordinary course of its business and in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants of space in the Improvements, and, without limiting the generality of the foregoing, during the term of this Agreement, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.

      (b) Indemnitors shall immediately notify Lender should Indemnitors, or any of them, become aware of (i) any Hazardous Substances, or other potential environmental problem or liability, with respect to the Property, (ii) any lien, action or notice affecting the Property, Borrower or President Mississippi resulting from any violation or alleged violation of any Environmental Law, (iii) the institution of any investigation, inquiry or proceeding concerning Borrower, the Property or President Mississippi pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or
(iv)the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery. Indemnitors shall, promptly and when and as required and regardless of the source of the contamination, at their own expense, take all actions as shall be necessary or advisable for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Indemnitors fail to do so, Lender may (at its sole option, and with no obligation to do so) cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental

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Laws and any cost incurred in connection therewith shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Section 4(c) hereof. In furtherance of the foregoing, Indemnitors hereby grant to Lender access to the Property and an irrevocable license to remove any items deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Property into conformance with Environmental Laws.

      (c) Upon the request of Lender, at any time and from time to time after the occurrence of a default under this Agreement or the Loan Documents or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws, Indemnitors shall provide, at Indemnitors' sole expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Property or an inspection or audit of the improvements located on the Property prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Property. If Indemnitors fail to provide such inspection or audit within thirty (30) days after such request, Lender may order the same, and Indemnitors hereby grant to Lender access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of
Section 4(c) hereof.

   4.  Indemnification Procedures.

      (a) If any action shall be brought against Lender based upon any of the matters for which Lender is indemnified hereunder, Lender shall notify Indemnitors in writing thereof and Indemnitors shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to Lender and the negotiation of any settlement; provided, however, that any failure of Lender to notify Indemnitors of such matter shall not impair or reduce the obligations of Indemnitors hereunder. Lender shall have the right, at the expense of Indemnitors (which expense shall be included in Costs), to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitors shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitors to Lender hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation attorneys' fees and disbursements, incurred by Lender in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitors shall pay the same as hereinafter provided. Lender's good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for Lender.


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      (b)  Indemnitors shall not, without the prior written consent of Lender:
(i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Lender or obligate Lender to pay any sum or perform any obligation as determined by Lender in its sole discretion.

      (c) All Costs shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitors shall pay to Lender any and all Costs within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitors to periodically pay such Costs, such Costs, if not paid within said ten-day period, shall bear interest at the Default Interest Rate (as defined in the Note).

  5. Reinstatement of Obligations. If at any time all or any part of any payment made by Indemnitors or received by Lender from Indemnitors under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Borrower or any Indemnitor), then the obligations of Indemnitors hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitors, or receipt of payment by Lender, and the obligations of Indemnitors hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitors had never been made.

  6. Waivers by Indemnitors. To the extent permitted by law, Indemnitors hereby waive and agree not to assert or take advantage of (as a defense or otherwise):

      (a) Any right to require Lender to proceed against any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power or under any other agreement before proceeding against Indemnitors hereunder;

      (b) The defense of the statute of limitations with respect to Borrower's obligations;

      (c) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;


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      (d)  Any failure on the part of Lender to ascertain the extent or nature of any property (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Note and/or the other obligations of Borrower under the Loan Documents whether held by Lender or by any person or entity on Lender's behalf or for Lender's account (the "Collateral") or any insurance or other rights with respect thereto, or the liability of any party liable for the Loan Documents or the obligations evidenced or secured thereby;

      (e) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lender, any endorser or creditor of Borrower or of any Indemnitor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

      (f)  Any defense based upon an election of remedies by Lender;

      (g) Any right or claim of right to cause a marshaling of the assets of any Indemnitor;

      (h) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

      (i) Any duty on the part of Lender to disclose to Indemnitors any facts Lender may now or hereafter know about Borrower or the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intend to assume or has reason to believe that such facts are unknown to Indemnitors or has a reasonable opportunity to communicate such facts to Indemnitors, it being understood and agreed that Indemnitors are fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitors hereunder;

      (j) Any lack of notice of disposition or of manner of disposition of any Collateral;

      (k) Failure to properly record any document or any other lack of due diligence by Lender in creating or perfecting a security interest in or collection, protection or realization upon any Collateral or in obtaining reimbursement or performance from any person or entity now or hereafter liable for the Loan Documents or any obligation secured thereby;

      (l) The inaccuracy of any representation or other provision contained in any Loan Document;

      (m) Any sale or assignment of the Loan Documents or any interest therein;

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      (n)  Any sale or assignment by Borrower of the Collateral, or any portion thereof or interest therein, whether or not consented to by Lender;

      (o) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

      (p) Any lack of commercial reasonableness in dealing with any of the Collateral;

      (q) Any deficiencies in the Collateral or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

      (r)  An assertion or claim that the automatic stay provided by 11 U.S.C.
Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter acquired, which Lender may have against Indemnitors or the Collateral;

      (s) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

      (t) Any change in the composition of Borrower, including, without limitation, the withdrawal or removal of any Indemnitor from any current or future position of ownership, management or control of Borrower;

      (u) The release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise; and

      (v) Any action, occurrence, event or matter consented to by Indemnitors under Section 7(h) hereof, under any other provision hereof, or otherwise.

  7.  General Provisions.

      (a) Fully Recourse. All terms and provisions of this Agreement are recourse obligations of Indemnitors and not restricted by any limitation on personal liability.

      (b) Unsecured Obligations. Indemnitors hereby acknowledge that Lender's appraisal of the Property is such that Lender is not willing to accept the consequences of the inclusion of Indemnitors' indemnity set forth

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herein among the obligations secured by the Security Instrument and the other
Loan Documents and that Lender would not make the Loan but for the unsecured personal liability undertaken by Indemnitors herein. Indemnitors further hereby acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Borrower set forth in the Security Instrument and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Security Instrument or the security interests or other collateral described in the Security Instrument or the other Loan Documents, it being the intent of Lender to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Security Instrument or other Loan Documents or the liens or security interests created therein.

      (c) Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Loan Documents and the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

      (d) No Subrogation; No Recourse Against Lender. Notwithstanding the satisfaction by any Indemnitor of any liability hereunder, no other Indemnitor shall have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of any other Indemnitor or to any Collateral, until the expiration of ninety-one (91) days after payment in full of the Loan. In connection with the foregoing, each Indemnitor expressly waives, until the expiration of ninety-one (91) days after payment in full of the Loan, any and all rights of subrogation to Lender against every other Indemnitor, each Indemnitor hereby waives any rights to enforce any remedy which Lender may have against any other Indemnitor and any right to participate in any Collateral. In addition to and without in any way limiting the foregoing, each Indemnitor hereby subordinates any and all indebtedness now or hereafter owed to it by any other Indemnitor (other than any such indebtedness that has been assigned to Lender or in which Lender has been granted a security interest or lien) to all indebtedness of all other Indemnitors to Lender, if any, and agrees with Lender that no Indemnitor shall demand or accept any payment of principal or interest from any other Indemnitor, shall claim any offset or other reduction of its obligations hereunder because of any such indebtedness, or take any action to obtain any of the Collateral. Further, no Indemnitor shall have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

      (e) Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against any Indemnitor or any other party under the Comprehensive

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Environmental Response, Compensation and Liability Act of 1980 (codified at
Title 42 U.S.C. Section 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

      (f) Financial Statements. Each Indemnitor hereby agrees, as a material inducement to Lender to make the Loan to Borrower, to furnish to Lender promptly upon demand by Lender current and dated financial statements detailing the assets and liabilities of such Indemnitor as required by the Security Instrument, certified by such Indemnitor, in form and substance acceptable to Lender. Such financial statements may be consolidated, provided that the notes to such financial statements indicate clearly that Borrower is not bound in any way for the payment of any of the debts or obligations of any other party covered by such consolidated financial statements and is not liable to any of the creditors of any such other party. Indemnitors hereby warrant and represent unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to such Indemnitor did or will at the time of such delivery fairly and accurately present the financial condition of such Indemnitor.

      (g) Rights Cumulative; Payments. Lender's rights under this Agreement shall be in addition to all rights of Lender under the Note, the Security Instrument and the other Loan Documents. Further, payments made by Indemnitors under this Agreement shall not reduce in any respect Borrower's obligations and liabilities under the Note, the Security Instrument and the other Loan Documents, except to the extent that such payments are required under this Agreement or the other Loan Documents, or by law, to be applied by Lender to the obligations and liabilities of Borrower under the Note, the Security Instrument and the other Loan Documents.

      (h) Consents. Indemnitors hereby consent and agree that Lender may at any time, and from time to time, without further consent from Indemnitors do, make, grant, consent or agree to any of the following, and the liability of Indemnitors under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following, whether with or without notice to Indemnitors or with or without consideration: (i) release and surrender the Collateral or any portion thereof; (ii) substitute for any Collateral held by or on behalf of Lender other collateral of like kind, or of any kind; (iii) make over-advances or increase the amount of the Loan; (iv) extend the time for performance required by any of the Loan Documents or extend or renew of the Note; (v) sue upon or foreclose the Note, the Security Instrument or any of the other Loan Documents; (vi) sell or transfer the Property subsequent to foreclosure; (vii) release Borrower, any other Indemnitor or any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise; (viii) agree to modify the terms of any one or more of the Loan Documents; (ix) sell, assign or otherwise transfer the Note, the Security Instrument and/or any other Loan Documents or any interest therein; or (x) take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail

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to take in connection with the Loan Documents or any Collateral, nor any course of dealing with Borrower or any other person, shall limit, impair or release any of Indemnitors' obligations hereunder, affect this Agreement in any way or afford any Indemnitor any recourse against Lender. Nothing contained in this section shall be construed to require Lender to take or refrain from taking any action referred to herein.

      (i) Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth (except for the Loan Documents) and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

      (j) Governing Law; Binding Effect; Assignment; Waiver of Acceptance. This Agreement shall be interpreted, construed and enforced according to the substantive laws of the State of Mississippi without giving effect to its principles of choice of law or conflicts of law, except for specific rights, claims or causes of action which may be provided to Lender under any Environmental Laws. Should any obligation or remedy under this Agreement be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of the other state referred to hereinabove or of another state whose laws can validate and apply thereto shall govern. The provisions of this Agreement shall be binding upon Indemnitors and the heirs, executors, legal representatives, successors and assigns of Indemnitors and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, successors and assigns. This Agreement shall in no event be impaired by any change which may arise by reason of the death of Borrower or any Indemnitor, if individuals, or by reason of the dissolution of Borrower or any Indemnitor, if Borrower or any Indemnitor is a corporation, partnership, limited liability company or similar entity. Each Indemnitor has executed this Agreement individually and not as a partner of any other indemnitor. This Agreement is assignable by Lender, and any full or partial assignment hereof by Lender shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Lender and so assigned by Lender. Indemnitors expressly waive notice of transfer or assignment of this Agreement and acknowledge that the failure by Lender to give any such notice shall not affect the liabilities of Indemnitors hereunder. Notwithstanding the foregoing, no Indemnitor shall assign its rights or obligations under this Agreement. Indemnitors hereby waive any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Indemnitors.

      (k) Notice. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in

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
writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

      (l)  No Waiver; Time of Essence; Business Days.    The failure of any
party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

      (m) Captions for Convenience; Pronouns. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa.

      (n) Attorneys' Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitors agree to pay to Lender any and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lender as a result thereof and such costs, fees and expenses shall be included in Costs.

      (o) Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

      (p) Joint and Several Liability. Notwithstanding anything to the contrary contained herein, the representations, warranties, covenants and agreements made by Indemnitors herein, and the liability of Indemnitors hereunder, are joint and several.

      (q) Reliance. Lender would not make the Loan to Borrower without this Agreement. Accordingly, Indemnitors intentionally and unconditionally enter into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

      (r) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

      (s)  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

           (1) INDEMNITORS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATES OF MISSISSIPPI AND NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN HARRISON COUNTY, MISSISSIPPI OR NEW YORK COUNTY, NEW YORK, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREE THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY FORUM OTHER THAN SUCH COURTS IN NEW YORK COUNTY, NEW YORK (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). INDEMNITORS FURTHER CONSENT AND AGREE TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER OR INDEMNITORS AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 7(k) HEREOF, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW).

           (2) INDEMNITORS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF

COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITORS, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITORS, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

      (t) Waiver by Indemnitors. Indemnitors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against any Indemnitor, no other Indemnitor shall seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any of Indemnitors by virtue of this Agreement or otherwise.

  IN WITNESS WHEREOF, Indemnitors have executed this Indemnity Agreement under seal as of the day and year first above written.

                                       PRESIDENT  BROADWATER HOTEL, L.L.C.,
                                       a Mississippi limited liability company

                                       By:  Broadwater Hotel, Inc., a
                                            Mississippi corporation, as
                                            manager
                                            By: /s/ John S. Aylsworth
                                                 ----------------------------
                                            Name:   John S. Aylsworth
                                                  ---------------------------

                                       PRESIDENT CASINOS, INC.
                                       By:   /s/ John S. Aylsworth
                                             --------------------------------
                                       Name:     John S. Aylsworth
                                             --------------------------------
                                       Its:      Executive Vice President
                                             --------------------------------

                                                    (CORPORATE SEAL)

                                       THE PRESIDENT RIVERBOAT CASINO-
                                       MISSISSIPPI, INC.
                                       By:   /s/ John S. Aylsworth
                                             --------------------------------
                                       Name:     John S. Aylsworth
                                             --------------------------------
                                       Its:      Executive Vice President
                                             --------------------------------

                                                    (CORPORATE SEAL)
                                     14